Exhibit 3.158

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/01/1995
950024019 - 2476889

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MANATEE MEMORIAL HOSPITAL, L.P.

The undersigned, for the purpose of forming a limited partnership under the laws of the State of Delaware, do hereby certify:

(1) The name of the limited partnership is Manatee Memorial Hospital, L.P.

(2) The address of the registered office of the limited partnership is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name and address of the limited partnership's registered agent are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

(3) The name of the General Partner is UHS of Manatee, Inc. The General Partner has a business address at Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

Date: January 27, 1995

UHS OF MANATEE, INC.
as General Partner

By: ______________________
Bruce R. Gilbert, Secretary

IC\manatee.j95

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:53 PM 08/20/2009
FILED 03:23 PM 08/20/2009
SRV 090795261 - 2476889 FILE

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Manatee Memorial Hospital, L.P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

For accounting purposes only, effective December 31, 2006, the General Partner is UHS of Pennsylvania, Inc. The General Partner has a business address at the Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 20th day of August, A.D. 2009.

UHS of Pennsylvania, Inc.

By: [signature]

General Partner(s)

Name: George H. Brunner, Jr., Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:33 PM 02/04/2010
FILED 05:51 PM 02/04/2010
SRV 100111407 - 2476889 FILE

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Manatee Memorial Hospital, LP

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

For accounting purposes only, effective December 31, 2009, the General Partner is Wellington Regional Medical Center, Inc. The General Partner has a business address at Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 4TH day of FEBRUARY, A.D. 2010.

Wellington Regional Medical Center, Inc.
General Partner

By: [signature]

Name: Steve Filton, Vice President
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